Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Annual Report on Form 40-F of Sierra Metals Inc. (the Company) and to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-218076) of the Company, of our report dated March 27, 2019 relating to the consolidated financial statements of the Company, which appears in this Annual Report.

“/s/PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 28, 2019